UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 18, 2011

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,
          Huntington Beach, California             92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Peter DiChiara, Esq.
RICHARDSON & PATEL LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Phone: (646) 755-7391
Fax: (917) 591-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2011, we were notified that Mr. Leonard Hecht, a member of our Board of Directors (the “Board”), had passed away on May 17, 2011. Mr. Hecht was one of four members of our Board that had been determined to be independent, as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules.  Rule 5605(b)(1) of the NASDAQ Listing Rules, to which we are subject, requires that a majority of the members of our Board are independent. Mr. Hecht’s death resulted in a six member Board with only three independent members, thus not having that required majority.

In order for us to remain in compliance with NASDAQ Listing Rules, on May 23, 2011, Mr. Timothy Pham informed us of his voluntary resignation from our Board, effective immediately. Mr. Pham’s resignation resulted in a five member Board with three independent members, thus having the required majority of independent members. Mr. Pham will continue to be our Vice President and will be considered for reinstatement to the Board in the event an additional member is elected to the Board who meets the independence requirements set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: May 24, 2011	By:	/s/ Ha Quang Bui
Ha Quang Bui
Chairman of the Board, President and Chief Executive Officer

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